UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2020

ORBSAT CORP

(Exact name of registrant as specified in its charter)

Nevada	00-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18851 N.E. 29th Ave., Suite 700, Aventura, FL 33180

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (305)-560-5355

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2020, Orbsat Corp (the “Company”) entered into a Note Purchase Agreement (the “NPA”) by and among the Company and certain lenders set forth on the lender schedule to the NPA (the “Lenders”). Pursuant to the terms of the NPA, the Company sold an aggregate principal amount of $933,000 of its convertible promissory notes (the “Notes”). The Notes are general, unsecured obligations of the Company and bear simple interest at a rate of 6% per annum, and mature on the third anniversary of the date of issuance (the “Maturity Date”), to the extent that the Notes and the principal amounts and any interest accrued thereunder have not been converted into shares of the Company’s common stock. In the event that any amount due under the Notes is not paid as and when due, such amounts will accrue interest at the rate of 12% per year, simple interest, non-compounding, until paid. The Company may not pre-pay or redeem the Notes other than as required by the Agreement. The Note holders have an optional right of conversion such that a Noteholder may elect to convert his Note, in whole or in part, outstanding as of such time, into the number of fully paid and non-assessable shares of the Company’s common stock as determined by dividing the outstanding indebtedness by $0.20, subject to certain adjustments. This optional right of conversion is subject to a beneficial ownership limitation of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the share issuance upon conversion. The holders of the Notes are granted demand registration rights and pre-emptive rights. In addition, the NPA includes customary events of default, including, among others: (i) non-payment of amounts due thereunder, (ii) non-compliance with covenants thereunder, (iii) bankruptcy or insolvency. Upon the occurrence of an event of default, a majority of the Holders may accelerate the maturity of the Indebtedness. The closing of this offering took place on August 21, 2020.

The Company’s issuance of the Notes under the terms of the NPA was made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering and Regulation D promulgated thereunder. The investors in the Notes were “accredited investors” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act. There were no discounts or brokerage fees associated with this offering.

The Company intends to use the offering proceeds for business development, investment in increased inventory and other strategic growth initiatives, including market expansion and personnel recruitment in North America.

The current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the NPA is qualified in their entirety by reference to the full text of such agreement, copies of which is attached hereto as Exhibit 10.1 and is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such document were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and (i) should not be treated as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the agreement by disclosures that were made to the other party in connection with the negotiation of the agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of such agreement or such other date or dates as may be specified in the agreement.

Item 3.02. Unregistered Sales of Equity Securities.

The registrant hereby incorporates by reference the disclosure made in Item 1.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2020, the Company’s Board of Directors approved and adopted the Company’s 2020 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, directors and consultants. The Plan provides that up to a maximum of 2,250,000 shares of the Company’s common stock, subject to adjustment, are available for issuance under the Plan. A copy of the Plan is filed as Exhibit 10.2 to this Form 8-K and is incorporated by reference herein.

Following the adoption of the Plan, the Board approved issuances of certain stock options to its executives, directors and employees under the Plan. Specifically, the stock options issued to David Phipps, CEO (400,000), Theresa Carlise, CFO (71,000) and Hector Delgado, a Board member (21,000), all have an exercise price of $0.20 per share, respectively, fully vest upon issuance and expire on August 20, 2030. In addition, the Board approved additional 160,000 stock options to the Company’s 7 key employees, on the same terms as those issued to the Company’s officers and director. Finally, the Board additionally approved restricted stock awards of 5,000 each to Theresa Carlise and Hector Delgado, as well as a total of 15,000 restricted shares to the Company’s 7 key employees.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Note Purchase Agreement by and among the Company and the lenders set forth on the lender schedule to the Note Purchase Agreement dated August 21, 2020.
10.2	2020 Equity Incentive Plan.
99.1	Press release of the Registrant dated August 27, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBSAT CORP

Date: August 27, 2020	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	President and Chief Executive Officer